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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  March 6, 2003
                            (Date of report; date of
                            earliest event reported)


                         Commission file number: 1-3754


                      GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)


                   Delaware                                38-0572512
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                             200 Renaissance Center
                         P.O. Box 200 Detroit, Michigan
                                   48265-2000
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (313) 556-5000
              (Registrant's telephone number, including area code)









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ITEM 5.  OTHER EVENTS

              POTENTIAL SALE OF GMAC'S COMMERCIAL MORTGAGE BUSINESS

General Motors Acceptance Corporation (GMAC) is considering a possible sale of all or a portion of its commercial mortgage business; this business is transacted through GMAC Commercial Holding Corp., a subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly-owned subsidiary of GMAC. GMAC Commercial Holding Corp. has over 100 offices in nine countries and is the leading servicer of commercial mortgages in the United States, with a servicing portfolio of approximately $160 billion at December 31, 2002. For the year ended December 31, 2002, GMAC Commercial Holdings Corp. had origination volume in excess of $20 billion and earned net income of approximately $225 million. Total assets of GMAC Commercial Holding Corp. at December 31, 2002 approximated $12 billion.

Because any potential sale is only in the formative stage, GMAC management has not submitted any proposal for appropriate board approvals and it is possible that such a transaction may not occur.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                     -------------------------------------
                                     (Registrant)



Dated:        March 6, 2003          /s/  William F. Muir
              ----------------       -------------------------------------
                                     William F. Muir
                                     Executive Vice President,
                                     Chief Financial Officer and Director


Dated:        March 6, 2003          /s/  Linda K. Zukauckas
              ----------------       -------------------------------------
                                     Linda K. Zukauckas
                                     Controller and Principal Accounting Officer